                                                                    EXHIBIT 4.17


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                           SECOND AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT


                                      among


                          A I M MANAGEMENT GROUP INC.,
                                    as Seller


                            A I M DISTRIBUTORS, INC.,
                                 as Distributor


                              A I M ADVISORS, INC.,
                                   as Advisor


                                 CITIBANK, N.A.,
                                  as Purchaser


                                       and


                          CITICORP NORTH AMERICA, INC.,
                                as Program Agent



                          Dated as of December 14, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----

                                                  ARTICLE I
                                    DEFINITIONS AND RULES OF CONSTRUCTION

   SECTION 1.01. Definitions..............................................................................1

   SECTION 1.02. Rules of Construction....................................................................1

                                                 ARTICLE II
                             PURCHASE AND SALE OF RECEIVABLES; ADDITIONAL FUNDS

   SECTION 2.01. Purchase of Receivables..................................................................2

   SECTION 2.02. Purchase Notices and Funding Notices.....................................................2

   SECTION 2.03. Additional Funds and Companies...........................................................2

                                                 ARTICLE III
                                            CONDITIONS PRECEDENT

   SECTION 3.01. Conditions Precedent to Effectiveness....................................................4

   SECTION 3.02. Conditions Precedent to the Purchaser's Obligation to Purchase
                        Receivables.......................................................................5

                                                 ARTICLE IV
                                       REPRESENTATIONS AND WARRANTIES

   SECTION 4.01. Representations and Warranties of the Seller,
                        the Distributor and the Advisor...................................................6

   SECTION 4.02 Additional Representations and Warranties of the Seller...................................11

   SECTION 4.03 Additional Representations and Warranties of the Distributor..............................13

                                                  ARTICLE V
                                                  COVENANTS

   SECTION 5.01. Affirmative Covenants of the Seller, the
                        Distributor and the Advisor.......................................................12

   SECTION 5.02. Negative Covenants of the Seller, the
                        Distributor and the Advisor.......................................................16

   SECTION 5.03 Additional Covenants of the Seller........................................................21

   SECTION 5.04 Additional Covenants of the Distributor...................................................22

                                                 ARTICLE VI
                                            EVENTS OF TERMINATION

   SECTION 6.01. Events of Termination....................................................................21

                                                 ARTICLE VII
                                              THE PROGRAM AGENT

   SECTION 7.01. Authorization and Action.................................................................25

   SECTION 7.02. Program agent's Reliance, Etc............................................................25

   SECTION 7.03. Indemnification..........................................................................25

   SECTION 7.04. Rights of the Program Agent..............................................................26

                                                ARTICLE VIII

   SECTION 8.01. Undertakings; Payment of Damages.........................................................26

   SECTION 8.02. Agreement Not Affected...................................................................26

   SECTION 8.03. Waiver of Notice; No Offset; No Subrogation..............................................27

                                                 ARTICLE IX
                                                MISCELLANEOUS

   SECTION 9.01. No Waiver; Modifications in Writing......................................................27

   SECTION 9.02. Payment..................................................................................27

   SECTION 9.03. Notices, etc.............................................................................28

   SECTION 9.04. Costs and Expenses; Indemnification......................................................30

   SECTION 9.05. Taxes....................................................................................33

   SECTION 9.06. Execution in Counterparts................................................................36

   SECTION 9.07. Binding Effect; Assignment...............................................................36

   SECTION 9.08. Governing Law; Submission to Jurisdiction................................................36

   SECTION 9.09. Severability of Provisions...............................................................37

   SECTION 9.10. Confidentiality..........................................................................37

   SECTION 9.11. Intent of Agreement......................................................................37

   SECTION 9.12. Liability to Any Company.................................................................37

   SECTION 9.13. Merger...................................................................................38

   SECTION 9.14. Further acts.............................................................................38

   SECTION 9.15. Assignee Rights; Etc.....................................................................38

   SECTION 9.16. Specific Performance; Other Rights and Remedies..........................................39



                                    SCHEDULES

SCHEDULE I                    Form of Purchaser Report
SCHEDULE II                   List of Funds, List of Companies and Shares
SCHEDULE III                  CDSCs
SCHEDULE IV                   List of Fundamental Investment Objectives
SCHEDULE V                    Form of Legend
SCHEDULE VI                   Conditions For a Permitted Change in Control


                                    EXHIBITS

EXHIBIT A-1                   Form of Purchase Notice
EXHIBIT A-2                   Form of Funding Notice
EXHIBIT B-1                   Form of Distributor's Certificate
EXHIBIT B-2                   Form of Seller's Certificate
EXHIBIT B-3                   Form of Advisor's Certificate
EXHIBIT C                     Form of Irrevocable Payment Instruction
EXHIBIT D                     Form of Additional Eligible Fund Addendum
EXHIBIT E                     Allocation Procedures
EXHIBIT F                     Form of Take-out Notice

APPENDIX A                    Definition List

                           SECOND AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT


                  SECOND AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT dated as of December 14, 2000 (as amended and supplemented, this "Agreement") among CITIBANK, N.A. (together with its successors and assigns, the "Purchaser"), CITICORP NORTH AMERICA, INC., as agent for the Purchaser (together with its permitted successors and assigns, the "Program Agent"), A I M MANAGEMENT GROUP INC. (together with its permitted successors and assigns, the "Seller"), A I M DISTRIBUTORS, INC. (together with its permitted successors and assigns, the "Distributor") and A I M ADVISORS, INC. (together with its permitted successors and assigns, the "Advisor").

                                   WITNESSETH

                  WHEREAS, the Seller and the Distributor are parties to the Transfer Agreement (as defined in Appendix A hereto) pursuant to which from time to time the Distributor shall sell and the Seller shall purchase certain distribution fee receivables in accordance with the terms thereof;

                  WHEREAS, the Seller, the Purchaser and the Program Agent previously entered into that certain Amended and Restated Purchase and Sale Agreement dated as of December 22, 1997 (as amended and supplemented prior to the date hereof, the "Existing Purchase Agreement"); and

                  WHEREAS, the parties hereto desire that the Existing Purchase Agreement, the Distributor Undertaking and the Advisor Undertaking (as such terms are defined in the Existing Purchase Agreement) be combined, amended and restated as set forth herein;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

                  Section 1.01. Definitions.

                  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached hereto as Appendix A.

                  Section 1.02. Rules of Construction.

                  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (a) each use in this Agreement of a singular version of a pronoun shall be deemed to include references to the plural, and vice versa, (b) Article and Section headings are for convenience of reference only and shall not affect the construction of this Agreement, and (c) references to "this section" or words of similar import shall be deemed to refer to the entire section and not to a particular subsection, and references to "hereunder", "herein" or words of similar import shall be deemed to refer to this entire Agreement and not to the particular section or subsection.

                                   ARTICLE II
               PURCHASE AND SALE OF RECEIVABLES; ADDITIONAL FUNDS

                  Section 2.01. Purchase of Receivables.

                  On each Purchase Date and subject to and upon the terms and conditions set forth in this Agreement, the Seller shall sell, transfer, convey and assign to the Purchaser on and as of such Purchase Date, all of the Seller's right, title and interest in, to and under the Receivables and the Collections and Ancillary Rights in respect thereof relating to the sales of Shares (other than Excluded Shares) of each Fund for the Purchase Period to which such Purchase Date relates, and the Purchaser shall purchase from the Seller such Receivables and Ancillary Rights in respect thereof and Collections for an amount equal to the aggregate Purchase Prices payable in respect of such Receivables. The Purchase Prices to be paid by the Purchaser on each Purchase Date shall be paid in immediately available funds by wire transfer to the Seller's Account. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not purchase on any Purchase Date and the Seller shall not sell to the Purchaser any Receivables relating to any Excluded Shares.

                  Section 2.02. Purchase Notices and Funding Notices.

                  With respect to the Receivables to be purchased on any Purchase Date, the Seller shall transmit or shall cause to be transmitted to the Program Agent (with a copy to the Collection Agent), not later than 10:00 a.m. (New York City time) on such proposed Purchase Date, by facsimile transmission a Purchase Notice. The Seller agrees that it shall deliver from time to time prior to the Termination Date, but no less frequently than once each calendar month, a Purchase Notice, sufficient to initiate the sale of the Receivables for the period from the immediately preceding Sale Cutoff Date to the Sale Cutoff Date specified in such Purchase Notice, which Sale Cutoff Date shall not be more than five (5) Business Days prior to the proposed Purchase Date. The Seller shall provide the Program Agent (with a copy to the Collection Agent) with a Funding Notice for each Funding Period for which it is reasonably anticipated that the Funding Amount for such Funding Period will not be sufficient to cover the maximum aggregate Purchase Prices of Receivables to be purchased by the Purchaser during such Funding Period, which Funding Notice shall specify the amount of such deficiency and shall be delivered to the Program Agent three (3) Business Days prior to such Funding Period. The Purchaser shall by wire transfer remit the amount of any such deficiency specified in a Funding Notice to the Purchaser's Funding Account.

                  Section 2.03. Additional Funds and Companies.

                  Unless an Event of Termination (or an event which, with the passage of time or notice, or both, would constitute an Event of Termination) shall have occurred and be continuing, the Seller may request that on the applicable Addition Effective Date an Additional Eligible Fund become a "Fund" under this Agreement and if such Additional Eligible Fund is not a series of an existing "Company" under this Agreement the Seller may request that the investment company of which such Additional Fund is a series becomes a "Company" under this Agreement; provided, that such additional investment company (the "Additional Company") is registered with the SEC under the Investment Company Act. On and as of such Addition Effective Date, (i) each Additional Eligible Fund and Additional Company shall become a Fund and a Company, respectively, hereunder, (ii) the Servicing Agreement shall be deemed to be supplemented to reflect such addition, (iii) Schedules II and IV hereto shall be deemed to be supplemented to add the applicable information relating to such Fund set forth in the Additional Eligible Fund Addendum relating to such Additional Eligible Fund and (iv) any reference in this Agreement to any change or modification since the date of this Agreement to the underwriting agreement, distribution plan, advisory agreement, prospectus, the fundamental investment objectives or contingent deferred sales charge arrangement in respect of such Additional Eligible Fund shall be deemed to refer to any change or modification thereof since such Addition Effective Date.

                  The term "Addition Effective Date" shall mean with respect to any Additional Eligible Fund, the first date on which all of the following conditions shall have been satisfied:

                  (i) the Program Agent shall have received a fully executed Additional Eligible Fund Addendum, together with such signed opinions of counsel to the applicable Company, the Distributor, the Advisor and the Seller, each dated a date reasonably near the Addition Effective Date, as the Program Agent shall have reasonably requested, all in form, scope and substance reasonably satisfactory to the Program Agent; provided, however, that the Seller, the Advisor and the Distributor will not be required to deliver a True Sale opinion in connection with such addition;

                  (ii) the Program Agent shall have received such instruments, certificates and documents regarding the addition of such Additional Eligible Fund from the Distributor, the Seller, the Advisor and the applicable Company, as the Program Agent shall have reasonably requested; provided, however, that an officer's certificate in the form of Exhibits B-1 and B-2 shall not be required;

                  (iii) the Program Agent and the Seller shall have agreed in writing to any change in the Purchase Price Percentage applicable to the Receivables relating to such Fund; and

                  (iv) the Program Agent shall have received evidence satisfactory to it that (a) the conditions in respect of such Additional Eligible Fund set forth in Section 3.01 of this Agreement immediately after the Addition Effective Date shall be satisfied, and (b) that on such Addition Effective Date the Receivables relating to such Additional Eligible Fund shall constitute Eligible Receivables.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

                  Section 3.01. Conditions Precedent to Effectiveness.

                  The effectiveness of the Existing Purchase Agreement was subject to the fulfillment of the following conditions precedent:

                  (a) the Existing Purchase Agreement, the Servicing Agreement, the Collection Agency Agreement, the Irrevocable Payment Instructions, the Underwriting Agreement and the Transfer Agreement (as such terms are defined in the Existing Purchase Agreement) shall each have been duly executed by the parties thereto and shall each be in full force and effect, and the Program Agent shall have received fully executed copies thereof;

                  (b) the Program Agent shall have received fully executed copies of each Underwriting Agreement, Distribution Plan, Prospectus and Advisory Agreement relating to each Fund which shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Program Agent;

                  (c) the Program Agent shall have received such opinions of counsel as it shall have reasonably requested in form, scope and substance reasonably satisfactory to the Program Agent;

                  (d) the Program Agent shall have received a signed certificate of the President or a Vice President and a Secretary or Assistant Secretary of the Distributor, the Seller and the Advisor, substantially in the form of Exhibits B-1, B-2 and B-3 hereto, respectively;

                  (e) the Program Agent shall have received time stamped receipt copies of proper financing statements duly filed under the UCC of all jurisdictions that the Program Agent may reasonably deem necessary or desirable in order to perfect the ownership interest of the Seller in the Receivables sold pursuant to the Transfer Agreement and to perfect the ownership interest of the Purchaser in the Purchased Receivables relating to each Fund, as contemplated by the Existing Purchase Agreement, and the Collections in respect thereto, each of which shall be in form, scope and substance satisfactory to the Program Agent as of the date given;

                  (f) the Program Agent shall have received certified copies of requests for information (Form UCC-11) (or a similar search report certified by a party acceptable to the Program Agent), dated reasonably near the initial Purchase Date, listing all effective financing statements which name the Distributor or the Seller (under their present names or any previous names), as debtor and which are filed in the jurisdictions in which filings were required to be made pursuant to Section 3.01(e), together with copies of such financing statements (none of which, shall indicate any Adverse Claim on any Receivables); and

                  (g) the Board of Trustees of each Company shall have approved the Distribution Plan and Underwriting Agreement relating to each Fund related to such Company by a vote of the majority of its Trustees who are not interested persons, within the meaning of the Investment Company Act, in recognition of the transactions contemplated by the Facility Documents by resolution acceptable as of the date given to the Program Agent.

                  Section 3.02. Conditions Precedent to the Purchaser's Obligation to Purchase Receivables.

                  The obligation of the Purchaser to purchase Receivables relating to a Fund on any Purchase Date shall be subject to the fulfillment at or prior to the time of such Purchase Date of the following conditions:

                  (a) no Event of Termination (or event which, with the passage of time or notice, or both, would constitute an Event of Termination) shall have occurred and be continuing at or prior to such Purchase Date or shall result therefrom and there shall not be continuing any proceeding of the type referred to in Section 6.01(f);

                  (b) the Seller (as Servicer or otherwise) shall have delivered to the Program Agent all Purchaser Reports, Transfer Agent Reports and Sub-transfer Agent Reports as and when required to have been delivered pursuant to this Agreement and the Servicing Agreement, which shall be in form and substance reasonably satisfactory to the Purchaser and the Program Agent;

                  (c) the Receivables relating to such Fund to be purchased on the applicable Purchase Date shall constitute Eligible Receivables;

                  (d) each of the Facility Documents shall be in full force and effect;

                  (e) as of any Calculation Date commencing with November 30, 2000 the Weighted Average Percentage Decline in the Net Asset Value of Shares of all Funds (adjusted for stock splits and excluding declines in the Net Asset Value resulting from the payment of Normal Distributions) from the end of the immediately preceding calendar month shall not be twenty-five percent (25%) or more, unless the aggregate Net Asset Value of Shares of the Funds relating to Purchased Receivables shall thereafter rise to a level of at least seventy-six percent (76%) of the aggregate Net Asset Value of Shares of the Funds as of the Calculation Date immediately preceding the Calculation Date that the condition specified in this clause (i) was not satisfied and was not subsequently complied with;

                  (f) such Fund or the Company in respect of such Fund shall not be prevented by any Authority or by any Applicable Law from paying Collections or Related Collections relating to such Fund to the Demand Deposit Account for further credit to the Collection Account in accordance with the applicable Irrevocable Payment Instruction and neither such Fund nor the Company in respect of such Fund shall have so asserted in writing;

                  (g) the Purchaser and the Program Agent shall have received from the Distributor, the Advisor and the Seller such instruments and documents as the Purchaser and the Program Agent may have reasonably requested in connection with the Receivables relating to such Fund and any Purchase Price payable on any such Purchase Date;

                  (h) immediately after giving effect to all such purchases on such Purchase Date, the aggregate Unamortized Aggregate Purchase Price relating to the Purchased Receivables of all Funds shall not exceed the Purchase Limit;

                  (i) such Fund or the Company relating to such Fund shall not be subject to any of the events described in clauses (g), (q) or (r) of Section 6.01; and

                  (j) such Fund (and in the case of any Fund which constitutes a Portfolio, the related Company in respect of such Fund) shall not have proposed or effected a merger, consolidation or other combination with or sale of its assets other than a Permitted Merger or proposed or effected any Liquidation Plan.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of the Seller, the Distributor and the Advisor.

                  Each of the Seller, the Distributor and the Advisor represents and warrants to the Purchaser and the Program Agent, as to itself, on and as of the date hereof and on and as of each Purchase Date, as follows:

                  (a) it is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own and operate its property, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party;

                  (b) it is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the performance of its obligations under this Agreement and the other Program Documents to which it is a party requires such qualification, where the failure to be so qualified could give rise to a reasonable possibility of an Adverse Effect;

                  (c) the execution, delivery and performance by it of this Agreement, the other Facility Documents to which it is a party and the other instruments and agreements contemplated hereby or thereby have been duly authorized by all requisite corporate action and have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles;

                  (d) (i) it has the requisite corporate power and authority and legal right to execute and deliver this Agreement and the other Facility Documents to which it is a party and to perform its obligations hereunder and thereunder, and (ii) the Distributor and the Seller have the requisite corporate power and authority and legal right to from time to time, sell Receivables (and in the case of the Seller, the Ancillary Rights with respect thereto) relating to each Fund, and the Collections with respect thereto in accordance with the terms of the Facility Documents and it has duly authorized each such sale by all necessary action;

                  (e) neither the execution and delivery of this Agreement, the other Program Documents to which it is a party, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it (i) will conflict with, or result in a breach or violation of, or constitute a default under, its certificate of incorporation or by-laws, (ii) will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates, or under any Underwriting Agreement, any Advisory Agreement or any Distribution Plan) where such conflict, breach or violation could give rise to a reasonable possibility of an Adverse Effect, (iii) will violate any Applicable Law, the violation of which could give rise to a reasonable possibility of an Adverse Effect, (iv) could give rise to or permit the creation or imposition of any Adverse Claim upon any Receivables or any Collections or any Related Collections relating to any Fund, or (v) could, in and of themselves, give rise to the termination of any Underwriting Agreement, any Advisory Agreement or any Distribution Plan;

                  (f) it has obtained all Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution, delivery and performance by it of this Agreement, the other Program Documents to which it is party and the agreements and instruments contemplated hereby or thereby and no consents which have not been obtained or waivers under any instruments to which it is a party or by which it or any of its properties is bound are required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement and the other Program Documents, except to the extent the failure to so obtain or make the same could not give rise to a reasonable possibility of an Adverse Effect;

                  (g) it is not in default in any of its obligations under this Agreement or any other Program Document to which it is a party which default could give rise to a reasonable possibility of an Adverse Effect;

                  (h) there are no proceedings or investigations pending, or, to the best of its knowledge, threatened, against it before any Authority (i) asserting the invalidity of this Agreement, any other Facility Document to which it is a party or any certificate, document or agreement executed by it in connection herewith or therewith, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Facility Document, or (iii) seeking any determination or ruling which, if granted, could adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any other Facility Document to which it is a party or any agreement, certificate or document executed by it in connection herewith or therewith, which in each case, if adversely determined could give rise to a reasonable possibility of an Adverse Effect;

                  (i) it is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act;

                  (j) it is not engaged principally or as one of its important activities in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System and no part of the proceeds of the purchase price paid to it for Receivables under any Facility Document will be used to purchase or carry any margin stock within the meaning of said regulation or to extend credit to others for such purpose;

                  (k) (i) all information (including, without limitation, the Purchaser Reports, the Transfer Agent Reports, the Sub-transfer Agent Reports and the E-Mail Purchaser Reports) provided by it or any of its Affiliates, any Transfer Agent, any Sub-transfer Agent (other than information prepared by an Unaffiliated Agent) or by any of their respective agents, auditors, legal counsel or other representatives or any other Person at the request of any of the foregoing to the Purchaser, the Program Agent or any other Person in writing for purposes of or in connection with this Agreement, the other Facility Documents to which it or any of its Affiliates is a party or the transactions contemplated hereby or thereby (including without limitation each Purchaser Report, each Transfer Agent Report and each Sub-transfer Agent Report (other than a Transfer Agent Report or Sub-transfer Agent Report prepared by an Unaffiliated Agent)) is, and all such information hereafter provided by any such Person to the Purchaser, the Program Agent or any other Person in writing will be true, correct and complete in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect, and (ii) to the best of its knowledge, all information (including, without limitation, the Transfer Agent Reports and the Sub-transfer Agent Reports) prepared or provided by or on behalf of any Unaffiliated Agent, to the Purchaser or the Program Agent in writing for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby is, and all such information hereafter provided by any such Unaffiliated Agent to the Purchaser, the Program Agent or any other Person in writing will be true, correct and complete in all material respects on the date such information is stated or certified and, to the best of its knowledge, no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect;

                  (l) neither the Transfer Agent, any Company nor any Fund is prevented by any Applicable Law from paying the Collections or Related Collections directly to the Demand Deposit Account for further credit to the Collection Account in accordance with the applicable Irrevocable Payment Instruction;

                  (m) the Purchased Receivables relating to each Fund constitute Eligible Receivables;

                  (n) no Share of a Fund to which a Purchased Receivable relates contains any Conversion Feature other than a Permitted Conversion Feature;

                  (o) no Share of a Fund taken into account in computing the Purchase Price paid pursuant to this Agreement entitles the holder thereof to redeem the same in a Free Redemption except in the specific situations set forth in the Prospectus of such Fund as in effect on the date hereof;

                  (p) each of the Companies and the Advisor has complied with the Fundamental Investment Objectives relating to each Fund and such Fundamental Investment Objectives for each such Fund have not changed from those set forth in Schedule IV to the Purchase Agreement, except as shall have been consented to in writing by the Program Agent;

                  (q) it, each Company, each Fund, the Advisory Agreements, the Underwriting Agreements, the Prospectus of each Fund, the Distribution Plans and the CDSC arrangements, in each case relating to Shares of each Fund, are in compliance in all material respects with Applicable Law, including, without limitation, Rule 12b-1 of the Investment Company Act and the Conduct Rules;

                  (r) the Asset Based Sales Charge and CDSC arrangement relating to the Shares of each Fund and the payments provided for in, and actually being made pursuant to, the Distribution Plan and the Prospectus for each such Fund are fairly and accurately described in the Distribution Plan and Prospectus relating to each such Fund; and

                  (s) a true, correct and complete copy of each Underwriting Agreement, each Distribution Plan, each Advisory Agreement and each Prospectus in effect on the date of this Agreement has been delivered to the Program Agent on or before the date hereof, such Underwriting Agreements, Distribution Plans and Advisory Agreements are each in full force and effect and have not been amended or modified in any manner after the date hereof, except for such amendments or modifications to the Prospectuses which do not affect any Fundamental Investment Objectives set forth in Schedule IV hereto or any CDSC arrangement and which do not otherwise give rise to a reasonable possibility of a Adverse Effect, unless the same is consented to in writing by the Program Agent and such consent specifies the Fundamental Investment Objectives relating to each affected Fund and amends Schedule IV in order to accurately and completely reflect the fundamental investment objectives of each such affected Fund set forth in the then current Prospectus of such Funds.

                  Section 4.02. Additional Representations and Warranties of the Seller.

                  The Seller represents and warrants to the Purchaser and the Program Agent on and as of the date hereof and on and as of each Purchase Date as follows:

                  (a) each transfer of Receivables and the Ancillary Rights with respect thereto to the Purchaser under this Agreement constitutes a valid and complete True Sale to the Purchaser of all right, title and interest in and to such Purchased Receivables, the Ancillary Rights with respect thereto and the Collections in respect thereto, free and clear of any Adverse Claim; such transfer has not been made with an intent to hinder, delay or defraud any present or future creditor; the Purchase Price for such Purchased Receivables and the Ancillary Rights with respect thereto is fair consideration and of reasonably equivalent value to the Purchased Receivables; and immediately after each purchase pursuant to this Agreement the Seller will remain solvent and will have adequate capital for the conduct of its business;

                  (b) immediately after each purchase of Receivables by the Seller under the Transfer Agreement and immediately prior to each purchase of Receivables and the Ancillary Rights with respect thereto by the Purchaser hereunder, (i) no party claiming through the Distributor or the Seller has any right, title or interest in such Receivables, the Ancillary Rights with respect thereto or the Collections in respect thereto, including any payments or Proceeds in respect thereto, (ii) the Seller owns such Receivables, the Ancillary Rights with respect thereto and the Collections in respect thereto free and clear of all Adverse Claims or other such restrictions on transfer created by or arising out of the acts or omissions of the Seller, the Distributor, the Transfer Agent or any Selling Agent or any of its Affiliates, and (iii) such Receivables, the Ancillary Rights with respect thereto and the right to Collections in respect thereto have not been sold, transferred or assigned by the Seller to any other Person;

                  (c) all action necessary or advisable to protect, preserve and perfect the Purchaser's first priority ownership interest in the Purchased Receivables, the Ancillary Rights in respect thereto and the Collections in respect thereto, free and clear of all Adverse Claims has been duly and effectively taken and no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of such Purchased Receivables or Ancillary Rights in respect thereto is required to be on file or on record in any jurisdiction, except such as may have been filed, recorded or made as contemplated by this Agreement and the other Facility Documents;

                  (d) the Seller's principal place of business and principal executive office and the place where its records concerning the Purchased Receivables are kept are at its address specified in Section 5.02(b); however, certain records with regard to the AIM GT Funds will be maintained from time to time at 50 California Street, 27th Floor, San Francisco, California 94111-4624;

                  (e) this Agreement and the actions of the Seller required to be taken pursuant to the terms hereof are and at all times shall be effective to transfer to the Purchaser all of the Seller's right, title and interest in, to and under the Purchased Receivables and the Ancillary Rights with respect thereto free and clear of any Adverse Claim; and

                  (f) the Seller owns all of the outstanding capital stock of the Distributor.

                  Section 4.03. Additional Representations and Warranties of the Distributor.

                  The Distributor represents and warrants to each of the Purchaser and the Program Agent on and as of the date hereof and on and as of each Purchase Date, as follows:

                  (a) each transfer of Receivables to the Seller under the Transfer Agreement constitutes a valid and complete True Sale to the Seller of all right, title and interest of the Distributor in and to such Receivables and the Collections in respect thereto, free and clear of all Adverse Claims; such transfer has not been made with an intent to hinder, delay or defraud any present or future creditor; the purchase price for such Receivables is fair consideration and of reasonably equivalent value to the Receivables; and immediately after each purchase pursuant to the Transfer Agreement the Distributor will remain solvent and will have adequate capital for the conduct of its business;

                  (b) immediately prior to each purchase of Receivables by the Seller under the Transfer Agreement, (i) no party claiming through the Distributor has any right, title or interest in such Receivables or the Collections in respect thereto, including any payments or Proceeds in respect thereto, (ii) the Distributor owns such Receivables and the Collections in respect thereto free and clear of all Adverse Claims or other restrictions on transfer, and (iii) such Receivables and the right to Collections in respect thereto have not been sold, transferred or assigned by the Distributor to any other Person;

                  (c) all action necessary or advisable to protect, preserve and perfect the Seller's first priority ownership interest in the Purchased Receivables and the Collections in respect thereto, free and clear of all Adverse Claims has been duly and effectively taken and no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of such Receivables is required to be on file or on record in any jurisdiction, except as have been filed or recorded;

                  (d) the Distributor's principal place of business and principal executive office and the place where its records, if any, concerning the Purchased Receivables are kept are at its address specified in Section 5.02(b); however, certain records with regard to the AIM GT Funds will be maintained from time to time at 50 California Street, 27th Floor, San Francisco, California 94111-4624;

                  (e) the Transfer Agreement and the actions of the Distributor required to be taken pursuant to the terms thereof are and at all times shall be effective to transfer to the Seller all of the Distributor's right, title and interest in the Purchased Receivables free and clear of all Adverse Claims;

                  (f) the Distributor is not in default in any of its obligations under this Agreement or any other Program Document to which the Distributor is a party which default gives rise to a reasonable possibility of an Adverse Effect; and

                  (g) a true and complete copy of the Transfer Agreement has been delivered to the Program Agent and has not been amended in any manner which gives rise to a reasonable possibility of an Adverse Effect.

                                    ARTICLE V
                                    COVENANTS

                  Section 5.01. Affirmative Covenants of the Seller, the Distributor and the Advisor.

                  Each of the Seller, the Distributor and the Advisor covenants and agrees that it shall:

                  (a) and shall cause the Transfer Agent to, and shall use its best efforts to cause each Selling Agent to, (i) duly observe and conform to all requirements of Applicable Law relative to it, the conduct of its business or its properties or assets, (ii) preserve and keep in full force and effect its corporate existence, rights, privileges and franchises, and (iii) obtain, maintain and keep in full force and effect all Governmental Authorizations and Private Authorizations which are necessary or appropriate to properly carry out the transactions contemplated to be performed by it under this Agreement and the other Program Documents, except in such case where the failure to so observe, conform to, preserve, obtain, maintain or keep in full force and effect could not give rise to a reasonable possibility of an Adverse Effect;

                  (b) duly fulfill all obligations on its part to be performed under or in connection with this Agreement and the other Facility Documents and the agreements and instruments entered into in connection herewith or therewith and use its best efforts to cause each Company to duly fulfill and perform its obligations under the Facility Documents, the non-performance of which gives rise to a reasonable possibility of an Adverse Effect;

                  (c) promptly deliver to the Program Agent copies of any amendments or modifications to its certificate of incorporation or by-laws, certified by one of its authorized officers;

                  (d) (i) promptly give written notice to the Program Agent of the occurrence of any Event of Termination (or event which, with the passage of time or notice, or both, would constitute an Event of Termination), the failure of any conditions precedent set forth in Section 3.02 to be fully satisfied during the period prior to the Termination Date, or any material breach of any term or condition of any Facility Document, which in each case relates to or is caused by it or any of the Affiliates or the performance of any such Persons under any Facility Document, (ii) give written notice to the Program Agent, promptly after it becomes aware thereof, of any other Event of Termination (or event which with the passage of time, notice or both would constitute such an Event of Termination, or the failure of any other conditions precedent set forth in Section 3.02 or any other material breach of any terms or conditions of any Facility Documents, (iii) promptly give written notice to the Program Agent of any litigation or proceedings with respect to it or any Significant Affiliates of the Seller or affecting it, any Significant Affiliates of the Seller or any of their respective assets or properties, which if adversely determined, could give rise to a reasonable possibility of an Adverse Effect, and (iv) upon request by the Program Agent, provide such other information concerning its and the Seller's Significant Affiliates' assets, financial condition or operations, as the Program Agent may from time to time reasonably request;

                  (e) cause to be computed, paid and discharged when due all taxes, assessments and other charges or levies of any Authority imposed upon it, or upon any of its income or assets, prior to the day on which any lien could be imposed in respect thereof unless and to the extent that the same shall be contested in good faith by appropriate proceedings and could not give rise to a reasonable possibility of an Adverse Effect;

                  (f) to the extent obtained or received by it, furnish or cause to be furnished to the Program Agent a copy of all Private Authorizations and all Governmental Authorizations obtained or made or required to be obtained or made by it in connection with the transactions contemplated by this Agreement, the Transfer Agreement, the Servicing Agreement and any other Facility Document to which it is a party;

                  (g) the Distributor and the Seller shall annually or more frequently as the Program Agent may request upon the occurrence of an Event of Termination (or an event which upon the passage of time or notice, or both, would constitute an Event of Termination) and at the sole cost and expense of the Seller (i) cause an independent nationally recognized accounting firm selected by it and reasonably satisfactory to the Program Agent to enter its premises (and each other Person to whom it delegates any of its duties under the Facility Documents) and examine and audit the books, records and accounts relating to the Receivables, the Collections in respect thereto and its or such other Person's performance under the Facility Documents, (ii) permit such accounting firm to discuss its or such other Person's affairs, finances, accounts and performance under the Facility Documents with its or such other Person's officers, partners, employees and accountants, (iii) cause such accounting firm to provide the Purchaser and the Program Agent with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Program Agent and the Purchaser, and (iv) authorize such accounting firm to discuss such affairs, finances, records and accounts with representatives of the Program Agent or the Purchaser and any Permitted Designee; provided, however, that so long as no Event of Termination (or an event which upon the passage of time or notice, or both, would constitute an Event of Termination) shall have occurred or be continuing, such audits shall be limited to one per year and it shall not be obligated to reimburse the Purchaser or the Program Agent for costs or expenses of any single audit which together with the costs and expenses of all other audits of the Distributor or the Seller, as the case may be, under this Section 5.01(g) exceed $7,500 per annum;

                  (h) permit and cause each Person to which it delegates any of its duties under the Facility Documents to permit the Purchaser, the Program Agent or any Permitted Designee to, upon reasonable advance notice and during normal business hours, visit and inspect its and such Person's books, records and accounts relating to the Receivables, the Collections and Related Collections in respect thereto and its and such other Person's performance under the Facility Documents and to discuss the foregoing with its and such other Person's officers, partners, employees and accountants, all as often as the Purchaser, the Program Agent, any such Permitted Designee may reasonably request, all at the cost and expense of the requesting party; provided, however, that if under the terms of any agreement with any Person to whom it delegates any of its duties hereunder, only the Seller, the Advisor or the Distributor, as the case may be, is permitted to visit and inspect such Person's books, records and accounts, it shall at the request of the Program Agent or any Permitted Designee, exercise the rights specified in this Section 5.01(h) on behalf of such requesting parties, as frequently as the terms of any such agreement permit, but in no event less frequently than annually; provided, further, however, that so long as no Event of Termination (or event which with the passage of time, notice or both, would constitute an Event of Termination) shall have occurred and be continuing, such inspections by the Purchaser, the Program Agent or any Permitted Designee shall be limited to no more than two per calendar year;

                  (i) promptly, at its expense, execute and deliver to the Program Agent and the Purchaser such further instruments and documents, and take such further action as the Program Agent or the Purchaser may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and the other Facility Documents and to establish and protect the rights, interests and remedies created, or intended to be created, hereby and thereby, including, without limitation, the execution, delivery, recordation and filing of financing statements and continuation statements under the UCC of any applicable jurisdiction;

                  (j) immediately deliver to the Program Agent copies of all notices, requests, agreements, amendments, supplements, waivers and other documents received or delivered by it under or with respect to any of the Facility Documents or any Selling Agent's Agreement to the extent that such notices, requests, agreements, supplements, waivers and other documents relate to any matter, change, situation, action or occurrence which gives rise to a reasonable possibility of an Adverse Effect;

                  (k) in the event that, notwithstanding the Irrevocable Payment Instructions it shall receive any Collections or Related Collections from any Company or the Transfer Agent, promptly upon its receipt of any such Collections or Related Collections remit the same to the Demand Deposit Account for further credit to the Collection Account and until such funds are so deposited into the Demand Deposit Account, ensure that such amounts are not commingled with any other funds;

                  (l) promptly notify the Program Agent and the Purchaser of any material adverse change with respect to its or any of the Seller's Significant Affiliates' business, properties (in respect of properties, other than in the ordinary course of business, as conducted on September 30, 2000), condition (financial or otherwise), results of operation or prospects since September 30, 2000;

                  (m) promptly furnish to the Program Agent such other information as the Program Agent or the Purchaser may reasonably request;

                  (n) subject to its fiduciary obligations, if any, to the Funds and by a change in applicable law after the date of this Agreement, use its best efforts to discourage any change in the Fundamental Investment Objectives in respect of any Fund as set forth in Schedule IV hereto, and, in the event it is unable to use its best efforts as a consequence of its fiduciary obligations to the Funds or by any such applicable law, it shall, prior to taking any action inconsistent with such best efforts, or failing to take the action it could otherwise take: (i) notify the Purchaser and the Program Agent, in writing of the nature of such change, (ii) provide certification by one of its responsible officers that such change is necessary in order to comply with such fiduciary obligations or by such a change in applicable law, and (iii) unless waived by the Program Agent, enter into such undertakings as the Program Agent shall request, in form, scope and substance satisfactory to the Program Agent whereby it will hold the Program Agent and the Purchaser harmless from any and all losses, costs, expenses and damages sustained as a consequence of any such change in Fundamental Investment Objectives, except to the extent (A) such change is required solely by a change in law applicable to such Fund, or (B) to the extent the Purchaser or the Program Agent, as the case may be, is indemnified for such loss pursuant to any other provision of the Facility Documents; provided, that notwithstanding the foregoing, changes in such Fundamental Investment Objectives in respect of any Fund as set forth in Schedule IV hereto may be made with the prior written consent of the Program Agent;

                  (o) use its best efforts to cause each Company to comply with all Applicable Law;

                  (p) subject to its fiduciary obligations, if any, to the Funds, use its best efforts to obtain the approval of the Board of Trustees of each Company in respect of Shares of each Fund to: (a) annually re-approve the Distribution Plan and the Underwriting Agreement relating to each Fund (if necessary in order to continue payments in respect of the Purchased Receivables relating to each such Fund) and its practices with respect thereto by each Company as of the date of this Agreement, and (b) in the event any of the foregoing shall be terminated with respect to any such Fund, to approve a new distribution plan and distribution agreement between the Distributor and each Company in respect of such Fund so as to permit the continued payments in respect of the Purchased Receivables relating to such Fund as though no such termination had occurred and in the event that it is unable to use its best efforts as a consequence of such fiduciary obligations to the Funds, it shall, prior to taking any action inconsistent with such best efforts, or failing to take any action it could otherwise take: (i) notify the Purchaser and the Program Agent in writing of the nature of such failure to use its best efforts, and (ii) provide certification by a responsible officer of the Seller that such failure to use its best efforts is required in order to comply with such fiduciary obligations;

                  (q) provide prompt written notice to the Program Agent of any action by its Board of Trustees, or officers or the Board of Trustees of any Company, to make or propose any modification, amendment or supplement to, or any waiver of any provisions of, or any termination of, any Distribution Plan, any Advisory Agreement, any CDSC arrangement, any Underwriting Agreement, any Prospectus (other than modifications to the Prospectuses which neither affect the CDSC arrangement, the Fundamental Investment Objectives as reflected in
Schedule IV hereto or otherwise give rise to a reasonable possibility of an Adverse Effect) or the Fundamental Investment Objectives of any Company with respect thereto, each as in effect on the date of this Agreement (or as hereafter modified, amended, waived or supplemented with the written consent of the Program Agent), or any modification, amendment, supplement or waiver in the amounts payable or actually being paid thereunder in respect of the Receivables, each as in effect on the date of this Agreement, or if a new distribution plan, advisory agreement, contingent deferred sales charge arrangement, prospectus or underwriting agreement is proposed to be approved and entered into, provide the Program Agent with copies of any such proposed modification, amendment, supplement or waiver, as adopted, and a newly adopted distribution plan, contingent deferred sales charge arrangement, advisory agreement or underwriting agreement promptly after such proposal, modification, amendment, supplement, waiver or adoption has been made;

                  (r) use its best efforts to keep each Irrevocable Payment Instruction in full force and effect;

                  (s) take all action necessary to protect and perfect the Purchaser's first priority ownership interest in the Purchased Receivables and the Collections in respect thereof, free and clear of all Adverse Claims;

                  (t) (i) cause or ensure that all information (other than information prepared by an Unaffiliated Agent) provided in writing to the Purchaser, the Program Agent or any other Person for purposes of or in connection with this Agreement or any other Facility Document or the transactions contemplated hereby or thereby by it, any of its Affiliates, the Transfer Agent, each Sub-transfer Agent, each of its agents, representatives, officers, employees, auditors or counsel (or any other Person at its request, its agents, representatives, officers, employees, auditors or counsel) is, and all such information hereafter provided in writing by any such Person to the Purchaser, the Program Agent or any other Person to be true, correct and complete in all material respects on the date such information is stated or certified and ensure that no information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect, and (ii) use its best efforts to cause or ensure that all information provided in writing to the Purchaser, the Program Agent for purposes of or in connection with this Agreement or any other Facility Document or the transactions contemplated hereby or thereby which is prepared by each Unaffiliated Agent is, and all such information hereafter provided in writing to the Purchaser, the Program Agent or any other Person will be true, correct and complete in all material respects on the date such information is stated or certified and use its best efforts to ensure that no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect;

                  (u) in respect of the Advisor, manage each Fund in accordance with the fundamental investment objectives and policies in respect of such Fund as reflected in the most current Prospectus for each Fund; and

                  (v) cause and ensure that all actions, which the opinion of Ballard Spahr Andrews & Ingersoll, LLP dated on or about the date hereof on certain bankruptcy matters including "true sale" assumes will be taken or not taken by it, will be taken or not taken by it.

                  Section 5.02. Negative Covenants of the Seller, the Distributor and the Advisor.

                  Each of the Seller, the Distributor and the Advisor covenants and agrees that it shall not:

                  (a) permit to exist any Adverse Claims on, or otherwise attempt to transfer any interest in, any Receivables, any Ancillary Rights in respect thereto, the Collections or Related Collections or the Seller's Class A and C CDSC Portion or any interest in any of the foregoing; provided, however, that in the event that the Purchaser shall determine not to purchase certain Receivables relating to Shares of any Fund or the Seller determines to sell or pledge the Seller's Class A and C CDSC Portion, the Seller may transfer all or a portion of its interest in such Receivables and the Ancillary Rights with respect thereto to another Person provided each of the following conditions are met: (1) that such Person, the Program Agent and the Purchaser shall have entered into a mutually satisfactory intercreditor agreement and amendment to the Collection Agency Agreement as contemplated by
Section 15(a) thereof, and (2) the Program Agent shall have received such certificates and opinions as it may reasonably request in connection therewith all in form, scope and substance reasonably satisfactory to the Program Agent;

                  (b) in respect of the Seller and the Distributor, move its principal executive office or the place where it keeps its records concerning the Purchased Receivables from the offices specified in Sections 4.02(d), 4.03(d) and 9.03, unless (a) it shall have given to the Program Agent and the Purchaser not less than twenty (20) days prior written notice of its intention to do so, clearly describing the new location and (b) it shall have taken such action, satisfactory to the Program Agent and the Purchaser, to maintain the title or ownership of the Purchaser in the Purchased Receivables and the Ancillary Rights with respect thereto at all times fully perfected and in full force and effect;

                  (c) without the prior written consent of the Program Agent, amend, waive, terminate or otherwise modify the terms of any Irrevocable Payment Instruction or the Transfer Agreement or take any action inconsistent with any Irrevocable Payment Instruction or the Transfer Agreement; provided, that it may, without the consent of the Program Agent (but with prompt written notice to the Program Agent), amend Schedule I to the Irrevocable Payment Instruction solely to add an Additional Eligible Fund to such Schedule in accordance with
Section 2.03;

                  (d) until the Program Termination Date, change its operations in a manner which could give rise to a reasonable possibility of an Adverse Effect, without the prior written consent of the Program Agent;

                  (e) reflect the Purchased Receivables or Collections in respect thereto as being owned by it or any of its Affiliates;

                  (f) upon the occurrence of a Complete Termination (as defined in the Distribution Plan in effect on the date hereof) in respect of Shares of any Fund, directly or indirectly compensate the Distributor or any other Person for any services for which the Service Fee for such terminated Fund were intended to compensate the Distributor;

                  (g) (i) cancel, terminate, amend, modify, supplement or waive any term or condition of any Underwriting Agreement, any Distribution Plan, any Advisory Agreement any Fundamental Investment Objectives, or the CDSC obligations of any holders of Shares of any Fund, each as in effect on the date hereof (or as hereafter modified, amended or supplemented with the written consent of the Program Agent) (other than to permit Free Redemptions as contemplated by the Prospectus of such Fund in effect on the date hereof (or as hereafter modified, amended or supplemented with the written consent of the Program Agent)), except with the prior written consent of the Program Agent; provided, that with respect to the Advisory Agreements, the consent of the Program Agent shall only be required in connection with any such amendment, modification or waiver to the extent the same gives rise to a reasonable possibility of an Adverse Effect,
(ii) take any action designed to permit any Company to do so, (iii) undertake any actions that are inconsistent with a program to maintain each Distribution Plan, each CDSC arrangement, any Irrevocable Payment Instruction, each Underwriting Agreement and the practices of any Company in respect thereof, each as in effect on the date hereof (or as hereafter modified, amended or supplemented with the written consent of the Program Agent) in full force and effect as they exist on the date of this Agreement and to maintain good relations with each Company and the Board of Trustees of each Company, or (iv) without limiting the generality of the foregoing, take any action or omit to take any action (other than redemptions of Shares in the ordinary course of business as contemplated by the Prospectus for each Fund in effect on the date of this Agreement) that could with respect to clauses (i), (ii), (iii) or (iv) of this Section 5.02(g), result in either (A) the aggregate Sales Charge paid or payable by any Company in respect of the sales of Shares of any Fund being less than the Maximum Aggregate Sales Charge Allowable (including interest thereon at the Maximum Interest Allowable) which, as of the last date upon which Receivables are purchased by the Purchaser under the Purchase Agreement, is equal to not less than the sum of 6.25% of the total Issue Price of the Shares of such fund sold during such period, plus interest thereon at the prime rate in effect plus one percent (1%) per annum, (B) the amount in clause (A) above accruing less frequently than daily or being payable in installments less frequently than monthly or in amounts which are less on the average than the daily equivalent of .75% per annum of the average daily Net Asset Value, or (C) otherwise could give rise to a reasonable possibility of an Adverse Effect;

                  (h) except as a result of a Permitted Change in Control, or as specifically consented to in writing by the Program Agent: (i) sell or otherwise dispose of all or a substantial portion of its assets, (ii) consolidate with or merge into any other entity, or (iii) acquire all or substantially all of the assets of another Person, if any such actions gives rise to a reasonable possibility of an Adverse Effect;

                  (i) (1) permit the record ownership on the records of the Transfer Agent of any Share of any Fund to be in the name of a Merrill Lynch, Pierce, Fenner & Smith street account, unless the Sub-transfer Agent for such ML Omnibus Shares has tracking capabilities, procedures and reporting practices sufficient to allocate Collections and Related Collections in respect of such ML Omnibus Shares as contemplated by the Allocation Procedures, or (2) subject to
Section 2(a) of the Collection Agency Agreement, permit any Shares of any Fund (other than ML Omnibus Shares) to be held in any Omnibus Account, unless (x) the tracking capabilities, procedures and reporting practices of the related Sub-transfer Agent are sufficient in order to allocate Collections and Related Collections as contemplated by the provisions of the Allocation Procedures relating to Non-ML Omnibus Shares, and (y) the Program Agent shall have approved in writing the form of the Sub-transfer Agent Report of such Sub-transfer Agent which sets forth the methodology to be used by such Sub-transfer Agent to allocate Shares as contemplated by the Allocation Procedures.

               Section 5.03. Additional Covenants of the Seller.

                   The Seller covenants and agrees that it shall:

                   (a) keep proper books of record and account in accordance with its normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to its business and activities and shall mark its data processing or other records, if any, so as to clearly indicate that the Purchased Receivables and the Ancillary Rights in respect thereto have been sold to the Purchaser;

                  (b) furnish to the Program Agent and the Purchaser:

                  (A) annually within 150 days after the end of each fiscal year: (i) unaudited consolidated financial statements of the Seller and its respective subsidiaries prepared in accordance with GAAP for such fiscal year, (ii) audited consolidated financial statements of AMVESCAP plc and its respective subsidiaries (including the Seller, the Advisor and the Distributor) prepared in accordance with generally accepted accounting principles in the United Kingdom for such fiscal year, and (iii) unaudited balance sheets of the Advisor and the Distributor if not included in clause (i) above, prepared in accordance with GAAP for such fiscal year and, in any event, an unaudited income statement and balance sheet of the Advisor and the Distributor prepared in accordance with GAAP for such year; and

                  (B) promptly upon preparation, copies of the semi-annual unaudited reports and annual audited reports of each Company;

                  (c) use the Purchase Prices paid to it on each Purchase Date hereunder solely for the purpose of purchasing Receivables or for reimbursing itself for the purchase price of the Receivables purchased under the Transfer Agreement pursuant to and in accordance with the terms of the Transfer Agreement; provided, that the Seller shall be entitled to retain the profit resulting from any difference between the purchase price paid to the Seller for the Receivables and the purchase price paid by the Seller for the Receivables;

                  (d) on the second Business Day following remittance to the Collection Account of the Seller's Class A and C CDSC Portion, notify the Collection Agent and the Program Agent in writing of the amount thereof by telefax or electronic mail and instruct the Collection Agent to immediately remit such amount to the Seller's Account;

                  (e) treat each transfer of Receivables and the Ancillary Rights with respect thereto pursuant to this Agreement as a sale and not as a secured loan on its financial statements, books and records and tax returns, including without limitation its United States federal income tax returns, except to the extent such treatment is prohibited by a change in Applicable Law after the date hereof; and

                  (f) shall cause each other Person acting on its behalf or as its agent to keep such books, records, accounts and other information, as Persons carrying out similar functions typically maintain, so as to verify and document its compliance with its obligations under the Facility Documents.

                  Section 5.04. Additional Covenants of the Distributor.

                  The Distributor covenants and agrees that it shall:

                  (a) use its best efforts to cause each Selling Agent, to duly fulfill all obligations on its or any such Selling Agent's part to be performed under or in connection with this Agreement, the Underwriting Agreements, the Distribution Plans and the other Facility Documents, the non-performance of which gives rise to a reasonable possibility of an Adverse Effect;

                  (b) keep proper books of record and account in accordance with its normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to its business and activities and shall mark its data processing or other records, if any, so as to clearly indicate that the Purchased Receivables have been sold to the Seller;

                  (c) promptly (i) notify the Program Agent in writing of all filings with the SEC, any report on Form N-SAR (or successor form), any registration statement on Form N-1A (or successor form), any prospectus, any statement of additional information or any amendment or supplement to any of the foregoing of each Fund, all proxy statements and all other notices (out of the ordinary course) to shareholders of any Company or any Fund and any other filings (out of the ordinary course) made by any Company in respect of any Fund, and (ii) to the extent the same are not readily obtainable by the Program Agent through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system or other public on-line sources, deliver to the Program Agent copies of such filings and mailings; and

                  (d) treat each transfer of Receivables pursuant to the Transfer Agreement as a sale and not as a secured loan on its financial statements, books and records and tax returns, including without limitation its United States federal income tax returns, except to the extent such treatment is prohibited by a change in Applicable Law after the date hereof;

                  (e) ensure that the tracking capabilities of the Distributor, each Company and each Transfer Agent and each Sub-transfer Agent for each Fund are sufficient to: (i) track which Receivables constitute Purchased Receivables and the Shares in respect thereto as contemplated by the Allocation Procedures, and (ii) to allocate Collections and Related Collections in accordance with this Agreement (including the Allocation Procedures) and the Collection Agency Agreement;

                  (f) exercise on behalf of the Purchaser all of the rights under the Underwriting Agreements, the Distribution Plans, each Irrevocable Payment Instruction, the Transfer Agreement and at law or equity to cause each Company and the Transfer Agent to pay to the Demand Deposit Agreement for further credit to the Collection Account all amounts due from each Company or the holders of the Shares in respect of the Purchased Receivables in accordance with the applicable Irrevocable Payment Instruction; (ii) assist the Servicer in investigating delinquencies in the payment of Collections by any Company and the Transfer Agent; (iii) respond to inquiries of the Purchaser and the Program Agent relating to the Purchased Receivables and each Company's and the Transfer Agent's performance under the Facility Documents; and (iv) assist the Servicer in enforcement of the Purchaser's rights with respect to the Purchased Receivables and the Ancillary Rights with respect thereto;

                  (g) maintain its net capital at such levels as are required by Applicable Law; and

                  (h) shall cause each other Person acting on its behalf or as its agent to keep such books, records, accounts and other information, as Persons carrying out similar functions typically maintain, so as to verify and document its compliance with its obligations under the Facility Documents.

                                   ARTICLE VI
                              EVENTS OF TERMINATION

                  Section 6.01. Events of Termination.

                  If any of the following events (each an "Event of Termination") shall occur:

                  (a) the Distributor, the Seller (as Servicer or otherwise), the Advisor, the Transfer Agent, the Sub-transfer Agent or any Company shall fail to make or cause to be made in the manner and when due any payment or deposit to be made or to be caused to be made by it under this Agreement or any of the other Facility Documents and such failure shall continue for three (3) Business Days; or

                  (b) the Distributor, the Seller (as Servicer or otherwise), the Advisor, the Transfer Agent or any Sub-transfer Agent shall fail to perform or observe any covenant or agreement on its part to be performed or observed under any Facility Document (other than those described in clause (a) of this Section 6.01) and such failure shall continue for three (3) Business Days; provided, that in respect of any Sub-transfer Agent such failure gives rise to a reasonable possibility of an Adverse Effect; or

                  (c) (i) any representation or warranty made or deemed made by the Distributor, the Seller (as Servicer or otherwise), the Advisor (or any of their respective officers) under or in connection with any Facility Document shall have been incorrect in any material respect when made or deemed made, or
(ii) any Purchaser Report, Transfer Agent Report, Sub-transfer Agent Report (including without limitation any Transfer Agent Report or Sub-transfer Agent Report prepared by any Unaffiliated Agent) or any other statement, certificate or report delivered by or on behalf of the Distributor or the Seller (as Servicer or otherwise) in connection with this Agreement or any other Facility Document, shall have been false, incorrect or misleading in any material respect when delivered; or

                  (d) the Seller or any of its Significant Affiliates shall fail to pay, any amount in respect of any of its Debt in excess of $10,000,000, when the same becomes due and payable, or there shall occur any default by the Seller or any such Significant Affiliate which results or could result in any of its Debt in excess of $10,000,000 being declared due and payable prior to its stated maturity date or due date; or

                  (e) (i) the Purchaser shall cease to have a 100% undivided ownership interest in any Purchased Receivable, the Ancillary Rights with respect thereto and the Collections in respect thereto, free and clear of any Adverse Claim, or (ii) any purchase of Receivables and the Collections in respect thereto by the Seller pursuant to the Transfer Agreement or the Purchaser pursuant to this Agreement shall for any reason not constitute a True Sale thereof; or

                  (f) (i) the Seller or any of its Significant Affiliates shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors or in the case of the Distributor, the Distributor shall otherwise become "insolvent" within the meaning of SIPA; or (ii) any proceeding shall be instituted by or against the Seller or any such Significant Affiliate seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of fifteen (15) days; or (iii) any of the actions sought in any proceeding described in (ii) above (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iv) the Seller or any such Significant Affiliate shall take any action to authorize any of the actions set forth above in this Section 6.01(f); or

                  (g) there shall have occurred any material adverse change in
(i) the financial condition of the Seller, the Distributor, the Advisor or each Company since September 30, 2000; or (ii) the Seller's, the Distributor's or each Company's operations as they relate to their respective abilities to perform their obligations under any Facility Document, or which gives rise to a reasonable possibility of an Adverse Effect; or

                  (h) any Underwriting Agreement, any Advisory Agreement, any Distribution Plan, any Fundamental Investment Objectives, the CDSC arrangements applicable to holders of Shares of any Fund or the terms of any Conversion Feature in respect of any Share of any Fund, each as in effect on the date of this Agreement (or as hereafter modified, amended or supplemented with the consent of the Program Agent), shall be amended, waived, supplemented or modified, in a manner or by any means (including a change in Applicable Law) which, in the reasonable opinion of the Program Agent, could give rise to a reasonable possibility of an Adverse Effect, including, but not limited to (a) any change which could result in the aggregate Sales Charge paid or payable by the applicable Company in respect of the Shares of such Fund being less than the Maximum Aggregate Sales Charge Allowable as of the date hereof or (b) any change to or modification or waiver of the CDSC arrangements or Conversion Feature arrangements in respect of Shares of such Fund as in effect on the date of this Agreement (or as hereafter modified, amended or supplemented with the consent of the Program Agent), or (c) any change in the Fundamental Investment Objectives as reflected in Schedule IV hereto in respect of Shares of any Fund; or

                  (i) any Underwriting Agreement, any Distribution Plan, any Advisory Agreement or any CDSC arrangement applicable to holders of Shares of any Fund, in each case as in effect on the date of this Agreement (or as hereafter modified, amended or supplemented with the consent of the Program Agent), shall be terminated, no longer enforceable, or be otherwise ineffective, in whole or in part, for any reason, whether voluntarily or involuntarily, including without limitation by any Authority or as a result of any change in Applicable Law, unless (x) in respect of the applicable Fund a replacement Underwriting Agreement, Distribution Plan or Advisory Agreement, as the case may be, has become effective and which has terms, in the reasonable opinion of the Program Agent at least as favorable to the Distributor, the Advisor and the Purchaser, as the Underwriting Agreement, the Distribution Plan or the Advisory Agreement, as the case may be, each as in effect on the date of this Agreement (or as hereafter modified, amended or supplemented with the consent of the Program Agent), including, without limitation, in respect of the timing and amount payable in respect of the Purchased Receivables relating to such Fund as described in clause (h) above, and (y) no reasonable possibility of an Adverse Effect shall arise as a result thereof; or

                  (j) except as a result of a Permitted Change in Control, the Seller shall cease to own directly or indirectly a majority of the issued and outstanding stock and a majority of the voting securities of the Distributor; or

                  (k) the Securities Investor Protection Corporation, established under SIPA, shall have applied for a protective decree against the Distributor and the Distributor shall have failed to obtain a dismissal of such application within thirty (30) days after such application; or

                  (l) the SEC shall have revoked the broker/dealer registration of the Distributor; or

                  (m) the Distributor shall have failed to meet the minimum capital requirements prescribed from time to time by Rule 15c3-1 under the Exchange Act and such failure is not cured within thirty (30) days after such failure, it being understood that a determination by a relevant Authority shall not be deemed conclusive evidence of such failure so long as the Distributor is diligently contesting such determination in good faith by appropriate proceedings; or

                  (n) the SEC or any other Authority shall have modified or terminated or shall propose to modify, revoke, repeal or terminate Rule 12b-1 of the Investment Company Act or the Conduct Rules in a manner which gives rise to a reasonable possibility of an Adverse Effect; or

                  (o) the Distributor shall cease to be registered as a broker/dealer under the Exchange Act and with the NASD or the Advisor shall cease to be registered as an investment advisor under the Investment Advisers Act; or

                  (p) any Company, any Transfer Agent or any Sub-transfer Agent shall fail to make or cause to be made in a timely manner any payment or deposit required to be made under any Distribution Plan, Underwriting Agreement or any Irrevocable Payment Instruction, or any Company or the Transfer Agent shall fail to withhold from redemption proceeds paid to any holder of a Share any CDSCs required to be withheld and remit such funds to the Demand

Deposit Account for further credit to the Collection Account in accordance with any Irrevocable Payment Instruction and such failure shall continue for three
(3) Business Days, or any such Person shall be prevented by any Authority or by any Applicable Law from doing so or any Company, the Transfer Agent or Sub-transfer Agent shall so assert in writing; or

                  (q) each Company shall be required by any Authority or any Applicable Law to suspend the sale of Shares of any Fund under circumstances that gives rise to a reasonable possibility of an Adverse Effect; or

                  (r) each Company shall cease to regularly offer Shares of any Fund to the public under circumstances that gives rise to a reasonable possibility of an Adverse Effect; or

                  (s) except as a result of a Permitted Change in Control, A I M Advisors, Inc. shall cease to act as the investment advisor of any Fund under the applicable Advisory Agreement; or

                  (t) except as a result of a Permitted Change in Control or as specifically consented to in writing by the Program Agent, the Seller, the Advisor or the Distributor, as the case may be, shall (i) sell or otherwise dispose of all or a substantial portion of its assets, other than as agreed to in writing by the Program Agent, (ii) consolidate with or merge into any other entity, or (iii) acquire all or substantially all of the assets of another Person, unless the assets acquired are less than twenty-five percent (25%) of the assets of the Seller, the Advisor or the Distributor, as the case may be;

then in respect of any occurrence of any such event, the Program Agent may in respect of each such occurrence, by notice to the Seller to be given within ninety (90) days of the Program Agent's receipt of notice of occurrence of each such event, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); provided, that, upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (f) or (k) of this Section 6.01, the Termination Date shall be deemed to have automatically have occurred. Notwithstanding the foregoing, if an Event of Termination shall have occurred as a result of a breach of Section 4.01(k) or Section 5.01(t) and such breach relates solely to the information prepared by a Sub-transfer Agent that constitutes an Unaffiliated Agent (the "Affected Sub-transfer Agent"), then (i) the Purchaser and the Program Agent, at the request of the Seller, hereby agree to negotiate in good faith to amend this Agreement, the Collection Agency Agreement and the Allocation Procedures to the extent necessary so as to permit the continued purchase of Receivables which do not relate to such Affected Sub-transfer Agent, and (ii) the Program Agent agrees that it shall not declare the Termination Date to have occurred as a result of any such breach if either (A) the amendments referred to in clause (i) above have been agreed upon by the Program Agent and the Seller within thirty (30) days after the Seller has knowledge of any such breach, or (B) the Seller shall have demonstrated to the reasonable satisfaction of the Program Agent (to be evidenced by written confirmation from the Program Agent), within thirty (30) days after the Seller has knowledge of any such breach, that the systems, procedures and/or reporting practices of the Affected Sub-transfer Agent have been modified so as to avoid further breaches relating to the information to be prepared by such Affected Sub-transfer Agent.

                                   ARTICLE VII
                                THE PROGRAM AGENT

                  Section 7.01. Authorization and Action.

                  The Purchaser hereby irrevocably appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, and the other Facility Documents as are delegated to the Program Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Facility Documents, the Program Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Purchaser; provided, however, that the Program Agent shall not be required to take any action which exposes the Program Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law.

                  Section 7.02. Program Agent's Reliance, Etc.

                  Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Program Agent:
(i) may consult with legal counsel (including counsel for the Seller, the Distributor or the Advisor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Purchaser and shall not be responsible to the Purchaser for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Program Documents on the part of the Seller (as Servicer or otherwise), the Distributor or the Advisor or to inspect the property (including the books and records) of the Seller, the Distributor or the Advisor; (iv) shall not be responsible to the Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents or any other instrument or document furnished pursuant hereto or thereto; and
(v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  Section 7.03. Indemnification.

                  The Purchaser agrees to indemnify the Program Agent (to the extent not reimbursed by or on behalf of the Seller) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any other Program

Document or any action taken or omitted by the Program Agent under this Agreement or any other Program Document; provided, that the Purchaser shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Program Agent. Without limitation of the foregoing, the Purchaser agrees to reimburse the Program Agent promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Program Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) or legal advice in respect of rights or responsibilities under this Agreement or the other Program Documents, to the extent that the Program Agent is not reimbursed for such expenses by or on behalf of the Seller.

                  Section 7.04. Rights of the Program Agent.

                  The Seller hereby agrees that the Program Agent is hereby authorized to deliver an Allocation Notice to the Collection Agent (i) upon the occurrence of any Event of Termination (or event which with the passage of time or notice, or both, would constitute an Event of Termination) which relates to the Seller, the Distributor, the Advisor or any Significant Affiliate, or (ii) at any time that the Program Agent in its sole discretion believes that the event contemplated in Section 6.01(f) could occur in respect of the Seller, the Distributor, the Advisor or any of their Significant Affiliates.

                                  ARTICLE VIII

                  Section 8.01. Undertakings; Payment of Damages.

                  The Seller hereby irrevocably and unconditionally agrees for the benefit of (i) the Purchaser and the Program Agent, and (ii) in respect of the obligations of the Distributor, the Transfer Agent and the Advisor under the Facility Documents to cause the Distributor and the Transfer Agent to perform and punctually and completely carry out each and every covenant of the Distributor, the Advisor and the Transfer Agent under this Agreement, the Transfer Agreement, the Servicing Agreement and each other Facility Document in accordance with the terms thereof.

                  Section 8.02. Agreement Not Affected.

                  The Purchaser and the Program Agent may proceed to exercise any right or remedy which it might have pursuant to this Article VIII without regard to any actions or omissions of the Purchaser, the Program Agent or any other Person. The validity of this Article VIII shall not be affected by any action or inaction which may be taken under or in respect of any Program Document. The Purchaser and the Program Agent at its option may proceed in the first instance against the Seller to obtain a remedy under any Program Document in the amount and in the manner set forth in such Program Document, without being obliged to resort first to any claim or action against the Distributor, the Advisor or the Transfer Agent.

                  Section 8.03. Waiver of Notice; No Offset; No Subrogation.

                  The Seller hereby waives any and all notices or demands to which it may otherwise be entitled in connection with the pursuit of any remedy hereunder, under any other Facility Document or, to the extent permitted under Applicable Law; provided, that this sentence shall not constitute a waiver on behalf of the Distributor, the Advisor or the Transfer Agent of any notice or demand to which the Distributor, the Advisor or the Transfer Agent is entitled under the Facility Documents. The obligations of the Seller under this Article VIII shall not be subject to any defense, counterclaim or right of offset which the Seller, the Distributor, the Advisor or any other Person has or may have against the Purchaser, the Program Agent or any other Person, whether in respect of this Agreement, any other Facility Document, any Purchased Receivables or otherwise, but nothing herein shall limit the right of the Seller to pursue any claim in a separate action.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  Section 9.01. No Waiver; Modifications in Writing.

                  No failure or delay on the part of the Program Agent or the Purchaser exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Program Agent and the Purchaser, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any party to this Agreement in any case shall entitle the Seller, the Advisor or the Distributor to any other or further notice or demand in similar or other circumstances.

                  Section 9.02. Payment.

                  Unless otherwise provided herein, whenever any payment to be made hereunder shall be due on a non-Business Day, such payment shall be made on the next succeeding Business Day. All amounts owing and payable by the Seller, the Advisor or the Distributor to the Purchaser or the Program Agent under this Agreement shall be paid in immediately available funds without counterclaim, setoff, deduction, defense, abatement, suspension or deferment, but nothing herein shall limit the right of the Seller, the Advisor or the Distributor to pursue any claim in a separate action. Each of the Seller, the Advisor and the Distributor hereby agrees to pay interest on any amounts payable by it under this Agreement, which shall not be paid in full when due, for the period commencing on the due date thereof until, but not including, the date the same is paid in full at the Post-Default Rate. For purposes of calculating the Post-Default Rate Interest, any amount received by or on behalf of the Purchaser or the Program Agent after

3:00 p.m. (New York City time) shall be deemed to have been received on the next succeeding Business Day.

                  Section 9.03. Notices, Etc.

                  (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.03, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated below:

If to the Purchaser:
                         Citibank, N.A.
                         c/o Citicorp North America, Inc.
                         399 Park Avenue, 6th Floor, Zone 2
                         New York, New York 10043
                         Attention: Mr. Joseph Diamente, B Share Servicing Telephone No.: (212) 559-1720
                         Facsimile No.: (212) 793-5233

If to the Program Agent:
                         Citicorp North America, Inc.
                         U.S. Securitization
                         399 Park Avenue
                         6th Floor, Zone 2
                         New York, New York 10043
                         Attention: Mr. Joseph Diamente, B Share Servicing Telephone No.: (212) 559-1720
                         Facsimile No.: (212) 793-5233

If to the Seller:
                         A I M MANAGEMENT GROUP INC.
                         11 Greenway Plaza
                         Suite 100
                         Houston, Texas 77046
                         Attention: Controller
                         Telephone No.: (713) 626-1919
                         Facsimile No.: (713) 871-9348

With a copy to:
                         11 Greenway Plaza
                         Suite 100
                         Houston, Texas 77046
                         Attention: General Counsel
                         Telephone No.: (713) 626-1919
                         Facsimile No.: (713) 993-9185

If to the Distributor:
                         A I M Distributors Inc.
                         11 Greenway Plaza
                         Suite 100
                         Houston, Texas 77046
                         Attention: General Counsel
                         Telephone No.: (713) 626-1919
                         Facsimile No.: (713) 993-9185

With a copy to:
                         A I M Distributors Inc.
                         11 Greenway Plaza
                         Suite 100
                         Houston, Texas 77046
                         Attention: Controller
                         Telephone No.: (713) 626-1919
                         Facsimile No.: (713) 871-9348

If to the Advisor:
                         A I M Advisors, Inc.
                         11 Greenway Plaza
                         Suite 100
                         Houston, TX 77046
                         Attention: Controller
                         Telephone No.: (713) 626-1919
                         Facsimile No.: (713) 871-9348

With a copy to:
                         11 Greenway Plaza
                         Suite 100
                         Houston, TX 77046
                         Attention: Controller
                         Telephone No.: (713) 626-1919
                         Facsimile No.: (713) 871-9348

                  (b) All notices, demands, consents, requests and other communications to be sent or delivered hereunder shall be deemed to be given or become effective for all purposes of this Agreement as follows: (a) when delivered in person, when given; (b) when sent by mail, when received by the Person to whom it is given, unless it is mailed by registered, certified or express mail, in which case it shall be deemed given or effective on the earlier of the date of receipt or refusal; and (c) when sent by telegram, telecopy or other form of rapid transmission shall be deemed to be given or effective when receipt of such transmission is acknowledged.

                  Section 9.04. Costs and Expenses; Indemnification.

                  (a) Regardless of whether or not any of the transactions contemplated hereby are actually consummated, the Seller agrees to promptly pay on demand (i) all reasonable costs and expenses in connection with the administration and any modification, amendment and waiver of this Agreement, the Transfer Agreement, the Servicing Agreement and the other Facility Documents, provided, however, that the Program Agent agrees to pay the reasonable costs associated with any amendment or modification of the Facility Documents, if such amendment or modification is made upon the request of the Program Agent, unless such amendment or modification is required or is requested as a result of a breach by, or by a change in circumstances relating to, the Seller, the Distributor, the Advisor, any Transfer Agent, any Sub-transfer Agent, any Company or any Fund or as a result of any Event of Termination (or event which with the giving of notice or the lapse of time, or both, would constitute an Event of Termination), (ii) all costs and expenses incurred in connection with the enforcement of, or preservation of, any rights under this Agreement, the Transfer Agreement, the Servicing Agreement and the other Facility Documents,
(iii) subject to Section 5.01(g), all actuarial fees, UCC filing fees and periodic auditing expenses in connection with the transactions contemplated by this Agreement, the Transfer Agreement, the Servicing Agreement and the other Facility Documents, and (iv) all reasonable fees and disbursements of counsel in connection with the foregoing.

                  (b) Indemnification. The Seller agrees to indemnify and hold harmless the Purchaser (including without limitation any Transferee), the Program Agent, and each of their respective Affiliates and the respective officers, directors, employees, agents, advisors of, and any Person controlling any of, the foregoing (each, an "Indemnified Party") from and against any and all damages, losses, liabilities, expenses, obligations, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the "Liabilities") that are incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (and regardless of whether or not any such transactions are consummated) any of the transactions contemplated by the Facility Documents, including without limitation, any one or more of following:

                  (i) the execution, delivery, enforcement, performance, administration of, or otherwise arising out of or incurred in connection with this Agreement, the Transfer Agreement, the Servicing Agreement, any Irrevocable Payment Instruction or any other Facility Document;

                  (ii) preparation for a defense of, any investigation, litigation or proceeding arising out of this Agreement or any other Facility Documents or the transactions contemplated hereby or thereby ; provided, however, that the Seller's obligation under this Section 9.04(b)(ii) to indemnify any Indemnified Party in respect of any Liability described in this clause (ii) shall be limited, solely in respect of costs and expenses incurred in the preparation of any such defense during the period prior to the date that any service of process (whether as a party, as a witness or otherwise) is made on such Indemnified Party (or any other Person with custody over the Purchased Receivables, the Collections or Proceeds thereof) in respect thereof, to $100,000 in respect of such costs and expenses of such Indemnified Party relating to any single investigation, litigation or proceeding and to $200,000 in respect of all such costs and expenses of such Indemnified Party, incurred during any twelve month period, relating to all to such investigations, litigations or proceedings;

                  (iii) any failure or alleged (by Persons other than the Indemnified Party) failure by the Distributor, the Seller (as Servicer or otherwise) or the Advisor to perform any of its obligations, covenants, or agreement contained in any Facility Documents to which it is a party promptly and fully;

                  (iv) any representation or warranty made or deemed made by the Distributor, the Seller (as Servicer or otherwise) or the Advisor, contained in this Agreement or any Facility Documents or in any certificate, written statement or report (including without limitation each Purchase Report, each Transfer Agent Report and each Sub-transfer Agent Report) delivered by or on behalf of any such Person in connection herewith or therewith is, or is alleged (by Persons other than the Indemnified Party) to have been false or misleading in any respect when made or any information (including without limitation any Sub-transfer Agent Report or any Transfer Agent Report) prepared or provided by the Seller, the Distributor, the Advisor, any of their Affiliates, any Sub-transfer Agent, Transfer Agent or by any other Person (including, without limitation, any Unaffiliated Agent) to the Purchaser or the Program Agent in writing for purposes of or in connection with any Facility Document shall fail to be true, correct and complete in all material respects on the date such information is stated or certified or any such information shall contain any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect;

                  (v) any failure by the Distributor, the Seller (as Servicer or otherwise) or the Advisor to comply promptly and fully with any Applicable Law or any contractual obligation binding upon it;

                  (vi) any failure of any transfer of Receivables by the Distributor to the Seller under the Transfer Agreement or any failure of any transfer of Receivables by the Seller to the initial Purchaser under this Agreement to constitute a True Sale;

                  (vii) any failure to vest in the Purchaser a first priority perfected ownership interest in the Purchased Receivables, the Ancillary Rights with respect thereto and the Collections related thereto free and clear of all Adverse Claims;

                  (viii) any action or omission, not expressly required or contemplated to occur by the Facility Documents by the Distributor, the Seller (as Servicer or otherwise) or the Advisor, which has the effect of reducing or impairing the rights of the Purchaser or the Program Agent with respect to the Purchased Receivables and the Collections related thereto or under any Facility Document or which otherwise gives rise to an Adverse Effect;

                  (ix) any failure by the Distributor, the Seller (as Servicer or otherwise) or the Advisor, to make or cause to be made in the manner and when due any payment or deposit required to be paid by such party pursuant to any Facility Document;

                  (x) any failure of any Distribution Plan, any Irrevocable Payment Instruction, any Underwriting Agreement or any other Facility Document to comply with any Applicable Law, unless such failure results from the failure of the Program Agent to, at the written request of the Seller (which written request shall specify that such amendment is required for such document to comply with Applicable Law), consent to an amendment to any such document which could not give rise to a reasonable possibility of an Adverse Effect and which is necessary in order for such document to comply with the Applicable Law;

                  (xi) the execution, delivery, enforcement, performance, administration of, any Selling Agent's Agreement, the failure or alleged failure (by Persons other than the Indemnified Party) of any Selling Agent to perform its obligations under any Selling Agent's Agreement to which it is a party, any representation or warranty made by any Selling Agent is, or is alleged (by Persons other than the Indemnified Party) to have been false or misleading in any respect when made or deemed made, the failure of any Selling Agent to comply promptly and fully with Applicable Law, or any other action or omission by any Selling Agent not expressly required or contemplated to occur by the Program Documents;

                  (xii) the failure of any condition precedent set forth in
         Article III of this Agreement to be fully satisfied;

                  (xiii) any proceeding by or against the Distributor, the Seller (as Servicer or otherwise) or the Advisor seeking to adjudicate such Person, bankrupt or insolvent, or seeking liquidation, winding up, administration, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or the debts of such Person under any Law relating to bankruptcy, insolvency, liquidation, administration, reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, administrator, liquidator, or other similar official for such Person or for a substantial part of such Person's property;

                  (xiv) any change in Applicable Law after May 2, 1995 which causes any of the representations and warranties of the Distributor or the Seller (as Servicer or otherwise) set forth herein or in any Facility Document to no longer be true and correct as though such representation or warranty had been made on the date of such change in Applicable Law or which alters the obligations of the Distributor, the Seller (as Servicer or otherwise), the Advisor or any Company as set forth in the Facility Documents other than in each case (i) a change in Law applicable on an industry wide basis resulting in a Complete Termination of the Distribution Plan of any Fund, or (ii) a reduction in the Maximum Aggregate Sales Charge Allowable or in the annual limitation on the amount payable by any Company in respect of the Sales Charge in respect of the Receivables relating to any Fund resulting solely from a change in Law applicable on an industry wide basis;

                  (xv) the adoption by any Company or any Fund of a Liquidation Plan;

                  (xvi) any amendment to the Prospectus in respect of a Fund in effect on the date hereof which changes the computation or timing of the CDSC or the rights of the Distributor in respect thereof;

                  (xvii) Free Redemptions in excess of the Annual Redemption Threshold, it being understood that the amount payable in respect of this clause from and after the first day upon which the Annual Redemption Threshold has been met, shall be an amount equal to the CDSCs that would have been payable upon the redemption of each Share relating to a Purchased Receivable had each such excess redemption not constituted a Free Redemption and shall be paid in arrears on each Monthly Settlement Date);

                  (xviii) any Adverse Claim in respect of the Receivables or the Collections; and

                  (xix) the Seller's Class A and C CDSC Portion being remitted to the Demand Deposit Account or the Collection Account, including without limitation, the Seller's failure to properly identify such amounts.

provided, however, that the Seller shall not be required to indemnify any Indemnified Party in respect of any Liability to the extent such Liability: (I) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from one or more of the following (A) such Indemnified Party's gross negligence or willful misconduct, or (B) the Purchased Receivables proving to be uncollectible, except to the extent that such uncollectibility is attributable to what would not have occurred but for any one or more of the events described in clauses (i) through
(xix); (II) constitutes a liability arising out of a Take-out Transaction, except to the extent such Liability is attributable to or would not have occurred but for any one or more of the events described in clauses (i) through
(xix) above; or (III) constitutes consequential damages, it being understood that the limitation set forth in clause (III) of this Section 9.04(b) is not intended to preclude any Transferee from being the beneficiary of, or from having the same rights to indemnification under this Section 9.04(b) that such Transferee would have as Purchaser if it were the signatory to this Agreement and the other Facility Documents to which the Purchaser is a party.

                  (c) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreement and obligations of the Seller contained in this Section 9.04 shall survive the termination of this Agreement.

                  Section 9.05. Taxes.

                  (a) Any and all payments by the Distributor, the Seller, the Advisor, the Transfer Agent or any Company under this Agreement, the Transfer Agreement, the Purchase Agreement, any Irrevocable Payment Instruction or any other Facility Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on the recipient's income, and franchise taxes imposed on the recipient, by (i) the United States federal government, (ii) the jurisdiction under the laws of which the recipient is organized or any political subdivision thereof, (iii) by the jurisdiction in which is located the principal executive office of the recipient or any political subdivision thereof or (iv) by any other jurisdiction which asserts the authority to impose such tax on the basis of contacts the recipient maintains with such jurisdiction other than the contacts arising out of the transactions contemplated hereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Distributor, the Seller, the Advisor, the Transfer Agent or any Company shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Facility Document, (i) the sum payable hereunder or thereunder shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.05) the recipient receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Distributor, the Seller, the Advisor, the Transfer Agent or any Company shall make such deductions and (iii) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

                  (b) In addition, the Seller agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any transfer of Receivables in connection herewith or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Transfer Agreement or any other Facility Document other than any such Tax imposed in respect of a Take-out Transaction (hereinafter referred to as "Other Taxes").

                  (c) The Seller will indemnify the Program Agent and the Purchaser for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.05) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, so long as there is a reasonable basis for the assertion of such Taxes or Other Taxes. This indemnification shall be made within 30 days from the date the Program Agent or the Purchaser makes written demand therefor to the Seller.

                  (d) Within thirty (30) days after the date of any payment of Taxes, the Seller will furnish to the Purchaser and the Program Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Unless the Seller, the Distributor or the Advisor, as the case may be, shall have assumed responsibility for contesting a Tax or Other Tax described in paragraph (c) of this Section 9.05 as provided in the next sentence, the Purchaser may, but shall have no obligation to contest, settle or compromise such Tax or Other Tax. The Seller, the Distributor or the Advisor, as the case may be, may pursue, at its sole cost and expense, such lawful rights as are available at law to contest any Tax or Other Tax asserted against the Purchaser or the Program Agent provided: (i) the Seller, the Distributor or the Advisor, as the case may be, has assumed responsibility for such contest and the Seller has conceded in writing its responsibility to indemnify the Purchaser or the Program Agent, as the case may be, in accordance with this Section, for the full amount of such Tax or Other Tax; (ii) such contest is conducted in a manner which does not result in a Lien on the Receivables and if the manner of contest does not defer the obligation to pay the Tax or Other Tax, the Seller shall pay such Tax or Other Tax when due, subject to the right to recover such Tax or Other Tax if the contest is successful, (iii) to the extent not covered by Section 9.04(b), the Seller shall have provided to the Purchaser or the Program Agent, as the case may be, such undertakings as the Purchaser or the Program Agent, as the case may be, shall request, in form and substance satisfactory to the Purchaser, or the Program Agent, as the case may be, whereby the Seller agrees to hold the Purchaser or the Program Agent, as the case may be, harmless from any and all liabilities, costs and expenses which may arise as a consequence of such contest; (iv) the Seller shall have furnished the Purchaser or the Program Agent, as the case may be, with an opinion, in form and scope reasonably satisfactory to the Purchaser or the Program Agent, as the case may be, of counsel reasonably satisfactory to the Purchaser or the Program Agent, as the case may be, that there is a meritorious basis for such contest; (v) the contest of such Tax or Other Tax may be conducted in a manner which does not affect the liability of the Purchaser or the Program Agent, as the case may be, for any tax not indemnified by Seller;
(vi) the contest of such Tax or Other Tax can be separated from any contest of any other tax in respect of which the Seller has not indemnified Purchaser or the Program Agent, as the case may be, without prejudicing the Purchaser's or the Program Agent's, as the case may be, ability to deal with or otherwise contest such other liability; and (vii) the Purchaser or the Program Agent, as the case may be, has not waived its right to indemnification by the Seller in respect of such Tax or Other Tax. The Seller shall keep the Purchaser or the Program Agent, as the case may be, fully advised on a current basis concerning any such contest, and, without limiting the foregoing: (a) the Seller shall give the Purchaser or the Program Agent, as the case may be, reasonable notice of and a reasonable opportunity to be present in person or by counsel at any proceeding in connection therewith; (b) the Seller shall give the Purchaser or the Program Agent, as the case may be, notice of any proposed filings or papers to be served or filed by the Seller in connection with any such proceedings and a reasonable opportunity to comment upon them; and (c) the Seller shall promptly supply the Purchaser or the Program Agent, as the case may be, with copies of any filings or papers served upon the Seller in connection with such proceedings; it being understood that the Purchaser or the Program Agent, as the case may be, shall bear its own costs incurred in connection with any participation by the Purchaser or the Program Agent, as the case may be, or its counsel in the contest as contemplated by this sentence.

                  (f) In the event the Seller shall pay a Tax or Other Tax pursuant to this Section 9.05 and all or a portion of such Tax or Other Tax previously paid by Seller is later refunded by the applicable Taxing Authority the recipient of such refund shall pay to the Seller the portion of such refund which relates to the amount previously paid by the Seller.

                  (g) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 9.05 shall survive the termination of this Agreement.

                  Section 9.06. Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  Section 9.07. Binding Effect; Assignment.

                  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Except as a result of a Permitted Change in Control relating to the Seller, the Advisor or the Distributor, neither the Seller nor the Distributor shall assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, or by operation of law or otherwise) without the Program Agent's and the Purchaser's prior written consent. This Agreement and the Program Agent's and the Purchaser's rights herein (including without limitation in respect of the Purchased Receivables, the Collections and the Ancillary Rights with respect thereto) shall be assignable, in whole or in part, by the Purchaser and the Program Agent and their respective successors and assigns; provided, however, that in connection with any proposed Take-out Transaction, prior to distributing to potential investors any offering materials which contain information describing the Seller, the Advisor, the Distributor or any of their respective Affiliates, the Program Agent shall give the Seller a reasonable opportunity to review and comment upon such portion of such materials. Unless the Purchaser reasonably determines that disclosure is required in order to comply with Law applicable to such Take-out Transaction, the Purchaser shall not make any disclosure which the Seller reasonably identifies in its comments pursuant to the preceding sentence as material, non-public information concerning the Seller or any of its Affiliates, the release of which would have a material adverse consequence to the Seller or any of its Affiliates (the "Prohibited Financial Information"); provided, however, that in connection with the initial offering of any securities in a Take-out Transaction involving any Purchased Receivables, the Purchaser shall not make any disclosure which the Seller reasonably identifies as Prohibited Financial Information. Subject to
Section 9.15, each of the Seller, the Advisor and the Distributor hereby consents to the Purchaser and the Program Agent entering into the Take-out Transactions.

                  Section 9.08. Governing Law; Submission to Jurisdiction.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

                  (b) Each of the Seller, the Advisor and the Distributor hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York and to the non-exclusive jurisdiction of any Federal Court of the United States located in the southern district of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Servicing Agreement, the Collection Agency Agreement or any of the transactions contemplated hereby or thereby.

                  Section 9.09. Severability of Provisions.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 9.10. Confidentiality.

                  Unless otherwise required by Applicable Law, each of the Seller, the Advisor and the Distributor agrees to use commercially reasonable efforts to maintain the confidentiality of the Facility Documents (and all drafts hereof and thereof) and the transactions contemplated thereby other than the Transfer Agent's Agreement, the Underwriting Agreements, the Advisory Agreements, the Distribution Plan and the Prospectuses in communications with third parties and otherwise; provided, that such documents and the transactions contemplated thereby may be disclosed (i) to third parties to the extent such disclosure is consented to in writing by the Program Agent (which consent shall not be unreasonably withheld) and such disclosure is made pursuant to a written confidentiality agreement in form and substance substantially identical to this
Section 9.10, and (ii) the officers, partners, directors and employees, legal counsel and auditors of the Seller, the Advisor and the Distributor.

                  Section 9.11. Intent of Agreement.

                  It is the intention of this Agreement that each purchase of Receivables hereunder and the Ancillary Rights with respect thereto shall convey to the Purchaser an undivided 100% ownership interest in such Purchased Receivables, the Collections in respect thereto and the Ancillary Rights with respect thereto on the Purchase Date therefor and that such transactions shall constitute a True Sale and not a secured loan. If, notwithstanding such intention, any conveyance of Receivables and the Collections and the Ancillary Rights with respect thereto from the Seller to the Purchaser shall ever be recharacterized as a secured loan and not a sale, it is the intention of this Agreement that this Agreement shall constitute a security agreement under Applicable Law, and that the Seller shall be deemed to have granted to the Purchaser a duly perfected first priority security interest in all of the Seller's right, title and interest in, to and under such Purchased Receivables, the Collections and the Ancillary Rights in respect thereto free and clear of any Adverse Claim.

                  Section 9.12. Liability to any Company.

                  No obligation or liability to any Company, the Seller, the Advisor, the Distributor, any shareholder of any Fund or any Person contracting with or related to any Company is intended to be assumed by the Program Agent or the Purchaser under or as a result of this Agreement or the other Program Documents and the transactions contemplated hereby and thereby and, to the maximum extent permitted under provisions of Law, the Program Agent and the Purchaser expressly disclaim any such assumption. The Seller shall indemnify, defend and hold harmless the Program Agent and the Purchaser from any loss, liability or expense incurred as a result of any claim that any such obligation or liability has been so assumed.

                  Section 9.13. Merger.

                  The Facility Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

                  Section 9.14. Further Acts.

                  Each party agrees that at any time, and from time to time, it will do all such things and execute and deliver all such instruments, assignments, other documents and assurances, as such other party or its counsel reasonably deems necessary or desirable in order to carry out the express intent, purpose and conditions of this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby, and without limiting the generality of the foregoing, to the extent permitted by Applicable Law, upon the Program Agent's or the Purchaser's written request from time to time, each of the Seller, the Advisor and the Distributor shall make, execute, acknowledge and deliver and file and record in the proper filing and recording places all such instruments, and take all such actions, as the Program Agent or the Purchaser may reasonably deem necessary or advisable for assuring or confirming to the Purchaser its rights and interest in and to, and remedies in respect of, the Purchased Receivables, the Ancillary Rights and the Collections related thereto.

                  Section 9.15. Assignee Rights; Etc.

                  (a) Each of the Seller, the Advisor and the Distributor acknowledges and agrees that any Person which purchases or otherwise acquires any interest in any Purchased Receivables or the Ancillary Rights in respect thereof (or the right to receive any Collections with respect thereto) in a Take-out Transaction (each such Person, a "Transferee"), (and in the case of indemnities, their respective Affiliates and their officers, directors, employees and agents) shall each, to the extent of such Transferee's interest, be a beneficiary of the representations, warranties, indemnities, covenants, agreements and undertakings of the Seller, the Advisor and the Distributor under this Agreement and the other Facility Documents to which it is a party; provided, that such rights of the Transferees in a Take-out Transaction may be enforced on behalf of such Transferees only by the Master Servicer for the related Master Trust. Each of the Seller, the Advisor and the Distributor agree to execute and deliver such instruments and documents and shall take all such actions as the Program Agent, the Purchaser or any Master Trust shall reasonably deem necessary in order to permit the Purchaser to convey any portion of its right, title and interest in, to or under the Purchased Receivables or the Ancillary Rights and Collections in respect thereof to any Transferee and to confer upon any such Transferee the rights and privileges in and to the Purchased Receivables and the Ancillary Rights in respect thereof to which such Transferee has an interest and under the Facility Documents to the extent of such transfer and assignment. Notwithstanding anything in this Section 9.15 to the contrary, no Transferee shall be deemed to have assumed any of the obligations or liabilities of the Seller or the Distributor under this Agreement or any other Program Document. No such transfer to a Transferee shall alter the obligations of the Seller, the Advisor or the Distributor hereunder.

                  (b) Subject to the other requirements set forth in Section 9.07, the Program Agent agrees that any written offering memorandum or circular used in connection with any

Take-out Transaction involving Purchased Receivables which contains information concerning the Seller or the Distributor shall (i) incorporate language substantially in the form of Schedule VI hereto, and (ii) provide that the securities which are the subject of such Take-out Transaction will be offered only to institutional accredited investors (as defined in Rule 501(a) under the Securities Act), to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and/or to any Person in a transaction exempt from registration under the Securities Act. The Program Agent also agrees that each Take-out Transaction involving Purchased Receivables shall be structured in a manner so that the securities which are the subject of such Take-out Transaction are to be offered and sold in a transaction exempt from registration under the Securities Act.

                  Each of the Seller, the Advisor and the Distributor acknowledges that under the documentation to be entered into in connection with Take-out Transactions involving the Purchased Receivables (the "Take-out Documents") the holders of the securities issued in connection with such Take-out Transaction may have the right to consent to the Purchaser and the Program Agent taking certain actions and consenting to certain amendments, modifications or waivers under the Program Documents (collectively, the "Actions"). The Program Agent agrees that without the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed) the Take-out Documents relating to any Take-out Transaction shall not provide that more than the holders which in the aggregate have a 51% interest in the securities of each class issued in connection with such Take-out Transaction (the "Holders") be required to consent to the Purchaser or the Program Agent taking any Action; provided, however, that with respect to any Action which could affect the amount or timing of Collections relating to Purchased Receivables or which amend or modify the Allocation Procedures, the Take-out Documents may provide that the consent of the holders which in the aggregate have a 66-2/3% interest in the securities of any class issued in connection with such Take-out Transaction be required for the Purchaser or the Program Agent to take any such Action; provided, further, that no Holders (other than Citibank and Citicorp North America, Inc.) will be entitled to require that the Program Agent declare the Termination Date to have occurred following any Event of Termination.

                  Section 9.16. Specific Performance; Other Rights and Remedies.

                  The parties hereto recognize that certain of their rights under this Agreement and the other Facility Documents are unique and, accordingly, the parties hereto shall, in addition to such other remedies as may be available to any of them at law or in equity or under this Agreement and the other Facility Documents, have the right to enforce their rights hereunder and thereunder by actions for injunctive permitted relief and specific performance to the extent permitted by Applicable Law. The rights and remedies of the Program Agent and the Purchaser under this Agreement and the other Facility Documents are cumulative and are not in lieu of, but are in addition to, any other rights and remedies which the Program Agent and the Purchaser may have under or by virtue of any Applicable Law, or in equity, or any other agreement or obligations to which the Program Agent and the Purchaser is a party. The rights and remedies of the Program Agent and the Purchaser under this Agreement and the other Facility Documents may be exercised from time to time and as often as such exercise is deemed expedient. Without limiting the generality of the foregoing, each of the Seller, the Advisor and the Distributor acknowledges and agrees that it will be impossible to measure in money the damage to the

Program Agent or the Purchaser in the event of a breach of any of the terms and provisions of this Agreement or any other Program Document, and that, in the event of any such breach, the Program Agent and the Purchaser may not have an adequate remedy at Law, although the foregoing shall not constitute a waiver of any of the Program Agent's or the Purchaser's rights, powers, privileges and remedies against or in respect of a breaching party, any collateral or any other Person or thing under this Agreement, any other Facility Document or Applicable Law. It is therefore agreed that each of the Program Agent and the Purchaser, in addition to all other such rights, powers, privileges and remedies that it may have, shall be entitled to injunctive relief, specific performance or such other equitable relief as it may request to exercise or otherwise enforce any of the terms of those provisions and to enjoin or otherwise restrain any act prohibited thereby, and each of the Seller, the Advisor and the Distributor agree that it shall not argue and hereby waives any defense that there is an adequate remedy available at Law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        CITIBANK, N.A.

                                        By: /s/ JEAN M. DIAZ
                                           ----------------------------------
                                        Name:   Jean M. Diaz
                                        Title:  Vice President


                                        CITICORP NORTH AMERICA, INC.,
                                          as Program Agent


                                        By: /s/ JEAN M. DIAZ
                                           ----------------------------------
                                        Name:   Jean M. Diaz
                                        Title:  Vice President



                                        A I M MANAGEMENT GROUP INC.,
                                          as Seller


                                        By: /s/ ROBERT H. GRAHAM
                                           ----------------------------------
                                        Name:
                                        Title:

                                        A I M DISTRIBUTORS, INC.,
                                          as Distributor


                                        By: /s/ MICHAEL J. CEMO
                                           ----------------------------------
                                        Name:
                                        Title:

                                        A I M ADVISORS, INC.,
                                          as Advisor


                                        By: /s/ ROBERT H. GRAHAM
                                           ----------------------------------
                                        Name:
                                        Title: